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                                                                   Exhibit 10.10

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (this "Agreement") is entered into as of November 6, 2000, by and between Town Sports International, Inc., a New York corporation (the "Company"), and CapitalSource Holdings LLC, a Delaware limited liability company ("Purchaser").

                  WHEREAS, an Affiliate of Purchaser has agreed to provide a subordinated credit facility to the Company upon the terms and subject to the conditions specified in the certain Subordinated Credit Agreement by and between the Company and such Affiliate dated as of November 6, 2000 (the "Credit Agreement"); and

                  WHEREAS, as an inducement to such Affiliate to enter into and provide the Subordinated Credit Facility (as such term is defined in the Credit Agreement), the Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase, a number of shares of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock"), all upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, as a further inducement to such Affiliate, the Company has agreed to (i) permit Purchaser to join and become a party to its Shareholders Agreement and (ii) amend the Company's Registration Rights Agreement to provide Purchaser with the rights described in Section 7 hereof.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:


         1.       AGREEMENT TO SELL AND PURCHASE


                  1.1 AUTHORIZATION OF SHARES. On or prior to the Closing Date (as defined in Section 2 below), the Company shall have authorized the sale and issuance to Purchaser of (i) 16,000 shares of its Common Stock (the "Series A-1 Shares"), and (ii) 7,000 shares of Common Stock (the "Series A-2 Shares" and, together with the Series A-1 Shares, the "Shares"), all subject to the restrictions set forth in Section 5 below.

                  1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, upon the earliest to occur of (a) the Initial Advance (as defined in the Credit Agreement), (b) the termination of the Credit Agreement in accordance with its terms or (c) the occurrence and continuation of any Event of Default (as defined in the Credit Agreement) past any period for cure thereof specified in the Credit
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Agreement, which Event of Default has not been waived by Purchaser (such earliest day, the "Issue Date"), the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company the Shares, at a purchase price of One Cent ($0.01) per Share; provided, that if the Issue Date is determined pursuant to (b) above and such Issue Date is on or before November 30, 2002, the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company only the Series A-1 Shares at the purchase price therefor.


         2.       CLOSING, DELIVERY AND PAYMENT


                  The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. Eastern time on the Issue Date at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, or at such other time, date, place or manner as the Company and Purchaser may mutually agree (the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser certificates representing the respective numbers of Series A-1 Shares and Series A-2 Shares to be purchased at the Closing by Purchaser, against payment of the purchase price therefor by certified check or wire transfer of immediately available funds.


         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  As an inducement to Purchaser to enter into this Agreement, the joinder to the Shareholders Agreement and the amendment to the Registration Rights Agreement (collectively, the "Transaction Documents"), the Company represents and warrants to Purchaser as of the date hereof as follows:

                  3.1      ORGANIZATION AND AUTHORITY.

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of New York.

                           (b) The Company (i) has all requisite power and
authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Transaction Documents, and (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify would be reasonably likely to have a material adverse effect on the business, operations or financial condition of the Company.


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                           (c) The Company has all requisite power and authority
to execute, deliver and perform this Agreement and the other Transaction Documents.

                           (d) When executed and delivered, each of the
Transaction Documents will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

                  3.2      TRANSACTION DOCUMENTS.

                  The execution, delivery and performance by the Company of each of the Transaction Documents:

                           (a) have been duly authorized by all requisite
corporate action (including any required shareholder approval) of the Company for the lawful execution, delivery and performance thereof;

                           (b) do not violate any provisions of (i) applicable
law, rule, regulation or tariff, (ii) any order of any court or other Governmental Authority binding on the Company or any of its properties or (iii) the restated certificate of incorporation, the Shareholders Agreement or bylaws of the Company or any equivalent governing agreement of any Subsidiary;

                           (c) will not be in conflict with, result in a breach
of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement, or other instrument to which the Company is a party, or by which the properties or assets of the Company are bound, the effect of which would be reasonably likely to have a material adverse effect on the ability of the Company to observe the covenants and agreements contained herein or in any other Transaction Document or to pay the Obligations; and

                           (d) will not result in the creation or imposition of
any Lien of any nature whatsoever upon any of the properties or assets of the Company.

                  3.3      CAPITALIZATION.

                  The capitalization of the Company, including the Shares issued hereunder, as set forth on Schedule 3.3 attached hereto is, as of the date hereof, true and correct as to all outstanding equity securities of the Company outstanding on a fully-diluted basis.


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                  3.4      VALIDITY OF SECURITIES.

                  The Shares, when issued and delivered in accordance with the terms of this Agreement, shall be duly and validly issued and outstanding, fully paid and nonassessable, not subject to the preemptive rights of any stockholder except as provided in Section 6 of the Shareholders Agreement and free from all taxes and Liens with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issuance, other than the transfer and other restrictions contemplated by this Agreement and the Shareholders Agreement. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to the preemptive rights of any stockholder except as provided in Section 6 of the Shareholders Agreement, have been issued in compliance with all applicable federal and state securities laws and are free from all taxes and Liens with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issuance.

                  3.5      OTHER AGREEMENTS.

                  The Company is not:

                           (a) a party to any judgment, order, decree or any
agreement or instrument or subject to restrictions materially adversely affecting the ability of the Company to observe the covenants and agreements contained herein or in any other Transaction Document; or

                           (b) in default in the performance, observance or
fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company is a party, which default has, or if not remedied within any applicable grace period would reasonably be likely to have, a material adverse effect on the ability of the Company to observe the covenants and agreements contained herein or in any other Transaction Document.

                  3.6      NO CONSENTS.

                  Except as set forth on Schedule 3.6, neither the business or properties of the Company, nor any relationship between the Company and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Company as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Transaction Documents by the Company.


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                  3.7      FINANCIAL STATEMENTS AND COMPANY REPORTS.

                           (a) The Company has delivered to Purchaser an audited
consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999, and the notes thereto, and the related consolidated statements of income, cash flows, and stockholders' equity for the fiscal year ended on such date, all accompanied by reports thereon containing opinions without qualification by PricewaterhouseCoopers LLP and an unaudited consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2000 and the related consolidated statements of income, cash flows and stockholders' equity for the fiscal quarter ended on such date, as certified by the Company's chief financial officer. All such financial statements have been prepared in accordance with GAAP consistently applied (except to the extent provided in the notes to said financial statements and except for changes in application in which such accountants concur), and present fairly the financial position of the Company and its Subsidiaries at such dates and the results of their operations and the changes in their stockholders' equity for such periods, subject however, in the case of interim statements, to normal year end adjustments and the absence of footnotes. Except as set forth on Schedule 3.7, since September 30, 2000, (assuming for this purpose that the transactions contemplated by the Credit Agreement and related loan documents have occurred), there has been no change in the financial condition of the Company as shown on the consolidated balance sheet as of such date, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or reserved against on the unaudited consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2000 or incurred in the ordinary course of the business of the Company subsequent to the date thereof.

                           (b) The cash flow projections of the Company and the
pro forma balance sheet of the Company and its Subsidiaries as of the date hereof, copies of which have been delivered to Purchaser, were prepared by the chief financial officer of the Company, are based on underlying assumptions which the Company believes provide as of the date hereof a reasonable basis for the projections contained therein and reflect the Company's judgment as of the date hereof, based on circumstances as of the date hereof, of the most likely set of conditions and course of action for the period, it being recognized by Purchaser that such projections and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results or pro forma financial information and that such differences may be material.


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                           (c) The Company has filed all forms, reports,
registration statements and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, and all such forms, reports, registration statements and documents filed with the SEC (the "SEC Filings") have complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder. As of their respective dates, the SEC Filings did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  3.8      COMPLIANCE WITH LAW; ACCURACY OF FILINGS.

                  The Company is in compliance in all material respects with all laws, statutes, rules, regulations, ordinances and tariffs applicable to its business, assets and operations, other than any noncompliance which would not be reasonably likely to have a material adverse effect on the business, operations or financial condition of the Company (a "Material Adverse Effect"), and the Company is not in violation in any material respect of any order of any court, or other Governmental Authority or arbitration board or tribunal, except for such violations which would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.


                  3.9      INVESTMENT COMPANY ACT.

                  The Company is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such an "investment company."

                  3.10     REGISTRATION RIGHTS.

                  Except for parties to the Registration Rights Agreement and as disclosed in Schedule 3.10, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

                  3.11     EXISTING INDEBTEDNESS.

                  Except as set forth on Schedule 3.11 or as reflected on its latest unaudited balance sheet as of September 30, 2000, the Company has no outstanding Indebtedness nor is it subject to any mortgage, note, indenture or guarantee evidencing Indebtedness of the Company. Except as set forth on
Schedule 3.11, the Company has performed all material obligations required to be performed by it


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prior to and including the date hereof in connection with such Indebtedness and no event of default has occurred under any document evidencing such Indebtedness.


         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER


                  Purchaser hereby represents and warrants to the Company as follows:

                  4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. When executed and delivered, each of the Transaction Documents will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity)

                  4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

                           (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser understands that an investment in the Shares acquired pursuant to this Agreement is highly speculative and involves substantial economic risk. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available, and that Purchaser may sustain, and is financially able to sustain, a complete loss of its investment pursuant to this Agreement. Purchaser understands that the Company has no present intention of registering the Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.


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                           (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is
acquiring the Shares for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

                           (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser
represents that, by reason of its or of its management's business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

                           (d) ACCREDITED INVESTOR. Purchaser represents that it
is an accredited investor within the meaning of Rule 501 (a) of Regulation D under the Securities Act.

                           (e) COMPANY INFORMATION. Purchaser has had an
opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                           (f) RULE 144. Purchaser acknowledges and agrees that
the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                           (g) INDEPENDENT INVESTMENT DECISION. Purchaser
acknowledges that it has made its own independent investment decision with respect to its pushes of Shares.

         5.       FORFEITURE OF THE SERIES A-2 SHARES; TRANSFER RESTRICTIONS.

                  5.1 FORFEITURE OF THE SERIES A-2 SHARES. Notwithstanding any other provision of this Agreement to the contrary, if upon the earlier to occur of (a) the consummation of an Approved Sale (as defined in the Shareholders


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Agreement) and (b) November 30, 2002 (such earlier date, the "Determination
Date"), there are no Obligations (as such term is defined in the Credit Agreement) (excluding any Obligations in respect of any indemnification and expense reimbursement obligations thereunder and under any other Loan Document (as defined in the Credit Agreement) to the extent such obligations are not then due and payable) outstanding, all outstanding Series A-2 Shares shall be deemed to be forfeited by Purchaser, the rights of Purchaser with respect to such Series A-2 Shares shall cease, and such Series A-2 Shares shall no longer be deemed to be outstanding (whether or not certificates representing such Series A-2 Shares shall have been surrendered to the Company for cancellation) (1) in the case of (a) above, immediately prior to the consummation of such Approved Sale, and (2) in the case of (b) above, at the close of business on such date, and the Company shall have the right to cancel, or cause any transfer agent with respect to the Series A-2 Shares to cancel, such Series A-2 Shares on the Company's books and records, without notice to Purchaser or any payment by the Company or such transfer agent (including, in the case of (a) above, without any payment in respect of the consideration or other remuneration, whether cash or non-cash, received by shareholders of the Company pursuant to the terms of such Approved Sale). As soon as practicable on or after the Determination Date (but in any event, within ten Business Days following the Determination Date), Purchaser shall, if the Series A-2 Shares are forfeited on the Determination Date pursuant to the terms of this Section 5.1, surrender to the Company at its principal executive offices all certificates representing such Series A-2 Shares. Notwithstanding anything to the contrary contained in this Agreement or the Shareholders Agreement, prior to and including the Determination Date, no outstanding Series A-2 Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Purchaser.

                  5.2 VOTING AND DIVIDEND RIGHTS. Subject to Section 5.1 above, Purchaser shall have the voting and dividend rights and obligations provided to and required of holders of Common Stock in the Company's Certificate of Incorporation and Bylaws and the Shareholders Agreement with respect to all outstanding Shares held by Purchaser on and after the Issue Date.

                  5.3 SHAREHOLDERS AGREEMENT. Subject to Section 5.1 above, Purchaser hereby understands and acknowledges that the transfer of any outstanding Shares following the Issue Date shall be subject to the terms of a certain Amended and Restated Shareholders Agreement, dated as of November 13, 1998, by and among the Company and its stockholders signatory thereto, as the same may be amended, restated or modified from time to time, substantially in the form attached hereto as Exhibit 1 (the "Shareholders Agreement"). Any Common Stock acquired by Purchaser in respect of the Shares upon payment of any stock dividend, stock split, recapitalization or similar event shall be restricted as described in this Section 5, and any certificates issued to evidence any shares so acquired shall bear legends identical to those to be stamped or otherwise imprinted


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on the Shares pursuant to Section 5.4 below. Upon execution and delivery to the
Company of a joinder to the Shareholders Agreement in substantially the form attached hereto as Exhibit 2 on the Issue Date, Purchaser shall be considered a "Shareholder" under the Shareholders Agreement and the Shares shall be considered "Shareholder Shares" under the Shareholders Agreement, as such terms are defined in the Shareholders Agreement.

                  5.4 LEGENDS. Except as otherwise permitted by this Section 5, each certificate evidencing Series A-1 Shares shall be stamped or otherwise imprinted with a legend in substantially the form attached hereto as Exhibit 3, together with any legend that may be required by the Shareholders Agreement. In addition to such legends as are required by the preceding sentence, each certificate evidencing Series A-2 Shares shall be stamped or otherwise imprinted with a legend in substantially the form attached hereto as Exhibit 4. Notwithstanding the foregoing, a holder of a certificate evidencing any Shares may require the Company to issue a stock certificate, without a legend, if and to the extent permitted by, and in accordance with, this Agreement, the Shareholders Agreement and applicable law.


         6.       MUTILATED OR MISSING CERTIFICATE.

                  If a stock certificate is mutilated, lost, stolen or destroyed, the Company shall issue and deliver (a) in exchange and substitution for and upon cancellation of any mutilated stock certificate or (b) in lieu of and in substitution for any stock certificate lost, stolen or destroyed, a new stock certificate of like tenor representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such stock certificate including, without limitation, an affidavit of loss executed by the holder.

         7.       SECURITIES ACT REGISTRATION.

                  On the Issue Date, the parties hereto shall execute and deliver an amendment to the Registration Rights Agreement in substantially the form attached hereto as Exhibit 5 pursuant to which the Series A-1 Shares and, following the Determination Date, any outstanding Series A-2 Shares shall be considered "Registrable Securities" under the Registration Rights Agreement, and Purchaser shall be entitled to request one "Short-Form Registration" thereunder. The parties further agree that pursuant to the amendment, Purchaser shall be afforded with all rights with respect to any "Piggyback Registration" under
Section 3 of the Registration Rights Agreement. Capitalized terms used in this
Section 7 but not defined herein shall have the respective meanings ascribed to them in the Registration Rights Agreement.


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         8.       INFORMATION COVENANTS.

                  8.1      COOPERATION.

                  Following the Issue Date, the Company shall cooperate with Purchaser and each holder of Shares in supplying such information as may be reasonably necessary for such holders to complete and file any information reporting forms presently or hereafter required by the SEC and any state securities agency as a condition to the availability of an exemption under the Securities Act and any applicable state securities law for the sale of any Shares.

                  8.2      INFORMATION.

                  At any time following the Issue Date while Purchaser and any of its Affiliates, taken together, hold any of the Shares to be issued and sold hereby, the Company shall provide Purchaser or such holder with all information (financial or otherwise) provided by the Company to any other shareholder.

                  8.3      PROPER BOOKS AND RECORDS.

                  The Company covenants that it will keep proper books and records in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities.


         9.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS


                   The obligation of Purchaser to purchase and pay for the Shares to be delivered to it at the Closing shall be subject to the satisfaction of the following conditions as of the Closing Date:

                           (a) the representations and warranties of the Company
contained in this Agreement shall be true and correct on and as of the Closing Date;

                           (b) concurrent with the Closing, the Company and
Purchaser shall have entered into a joinder agreement providing that Purchaser shall become a party to the Shareholders Agreement;

                           (c) concurrent with the Closing, the Company and
Purchaser shall have entered into the amendment providing that Purchaser shall become a party to the Registration Rights Agreement possessing such rights as provided in Section 7 hereof;


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                           (d) on the Closing Date, the sale and issuance of the
Shares to be issued at the Closing shall not be legally prohibited by any laws or regulations to which the Purchaser and the Company are subject. No law, regulation, order, judgment or injunction of any court or Governmental Authority of competent jurisdiction shall be in effect which prohibits the consummation of the transactions contemplated hereby and the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements (except for such as may be properly obtained subsequent to the Closing Date);

                           (e) the Company shall have performed and complied
with, in all material respects, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

                           (f) the President of the Company or other authorized
officer acceptable to Purchaser shall deliver at the Closing a certificate stating that the conditions specified in Section 9 have been fulfilled and stating that there shall have been no material adverse change in the business, assets or financial condition of the Company taken as a whole since September 30, 2000;

                           (g) the Company's Secretary shall execute and deliver
at the Closing a certificate attaching the resolutions authorizing the transactions contemplated by the Transaction Documents;

                           (h) the Company shall have complied with the terms
and conditions of Section 6 of the Shareholders Agreement and Sections 2(g) and 11 of the Registration Rights Agreement; and

                           (i) Purchaser shall have received the favorable
opinion of Kirkland & Ellis, outside counsel to the Company, in form and substance reasonably satisfactory to Purchaser, covering the matters set forth on Exhibit 7 attached hereto. The opinion of Kirkland & Ellis shall be rendered to Purchaser at the request of the Company and shall so state therein.

         10.      CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS


                   The obligation of the Company to issue and sell the Shares to be delivered to Purchaser at the Closing shall be subject to the satisfaction of the following conditions as of the Closing Date:

                           (a) the representations and warranties of Purchaser
contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date;


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                           (b) concurrent with the Closing, Purchaser shall have
executed and delivered to the Company the joinder to the Shareholders Agreement and the amendment to the Registration Rights Agreement;

                           (c) the sale and issuance of the Shares to be issued
at the Closing shall not be legally prohibited by any laws or regulations to which Purchaser and the Company are subject. No law, regulation, order, judgment or injunction of any court or Governmental Authority of competent jurisdiction shall be in effect which prohibits the consummation of the transactions contemplated hereby.

                           (d) Purchaser shall have performed and complied with
in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                           (e) the Company shall have complied with the terms
and conditions of Section 6 of the Shareholders Agreement and Sections 2(g) and 11 of the Registration Rights Agreement.


         11.      MISCELLANEOUS


                  11.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and performed entirely in New York.

                  11.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser or the Company, as applicable, and the Closing for a period of one year from the Closing Date.

                  11.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

                  11.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and Purchaser with respect to the Shares.


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                  11.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  11.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the mutual written consent of the Company and Purchaser.

                  11.7 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                           (a)      if to Purchaser:
                                    CapitalSource Holdings LLC
                                    1133 Connecticut Avenue, NW
                                    Suite 310
                                    Washington, D.C. 20036
                                    Fax: (202) 862-4990
                                    Attention:  Steven A. Museles, Esq.

                                    with a copy to:

                                    Hogan & Hartson L.L.P.
                                    555 13th Street, NW
                                    Washington, D.C.  20004
                                    Fax:  (202) 637-5910
                                    Attention:  James E. Showen, Esq.

                           (b)      if to the Company:

                                    Town Sports International, Inc.
                                    888 Seventh Avenue, 25th Floor
                                    New York, NY 10106
                                    Fax: (212) 246-8422
                                    Attention:  Alex Alimanestianu

                                    with a copy to:

                                    Kirkland & Ellis
                                    153 East 53rd Street
                                    New York, NY 10022-4675
                                    Fax: (212) 446-4900
                                    Attention: Kirk A. Radke, Esq.

                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 11.7 designate another address or Person for receipt of notices hereunder.

                  11.8 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of its representation in this Section 11.8 being untrue.

                  11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  11.10 BENEFITS. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company and Purchaser, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  11.11 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         12.      CERTAIN DEFINITIONS.

                  "Affiliate" shall mean, as to any Person, any other Person (other than a Subsidiary) (a) which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above or (c) which is the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of five percent (5%) or more of any class of the outstanding voting stock or other equity interest of such Person. For purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting stock, by contract or otherwise.

                  "Board of Directors" means the Board of Directors of the Company.

                  "BTCo Credit Agreement" shall have the meaning ascribed to it in the Credit Agreement.

                  "Business Day" shall mean any day which is not a Saturday, Sunday or a day on which commercial banks in New York are authorized or required by law to be closed.

                  "Closing" has the meaning given that term in Section 2 hereof.

                  "Closing Date" has the meaning given that term in Section 2 hereof.

                  "Common Stock" has the meaning given that term in the recitals hereto.

                  "Credit Agreement" has the meaning given that term in the recitals hereto.

                  "Determination Date" has the meaning given that term in
Section 5.1 hereof.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article VIII of the Credit Agreement.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether of a state, territory or possession of the United States, the United States, a foreign governmental entity or the District of Columbia.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations (as defined in the Credit Agreement) of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements (as defined in the Credit Agreement) and (viii) all Contingent Obligations (as defined in the Credit Agreement) of such Person, (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Company and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness), provided that Indebtedness shall not include trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business.

                  "IPO" means a firmly underwritten initial public offering pursuant to an effective registration under the Securities Act, covering the offer and sale of Common Stock for the account of the Company. "Issue Date" has the meaning given that term in Section 1.2 hereof.

                  "Lien" has the meaning given that term in Section 3.2(d) hereof.

                  "Material Adverse Effect" has the meaning given that term in
Section 3.8 hereof.

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "Registration Rights Agreement" means the certain Registration Rights Agreement, dated as of December 10, 1996, by and among the Company and the parties signatory thereto, as amended, restated or modified from time to time, substantially in the form of attached hereto as Exhibit 6.

                  "SEC Filings" has the meaning given that term in Section 3.7(c) hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the United States Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall be deemed to include a reference to the comparable section, if any, of any such successor Federal statute.

                  "Series A-1 Shares" has the meaning given that term in Section
1.1 hereof.

                  "Series A-2 Shares" has the meaning given that term in Section
1.1 hereof.

                  "Shares" has the meaning given that term in Section 1.1 hereof.

                  "Shareholders Agreement" has the meaning given that term in
Section 5.3 hereof.

                  "Subsidiary" shall mean, as to any Person, any corporation or other entity in which more than fifty percent (50%) of all equity interests is owned directly or indirectly by such Person and/or by one or more of such Person's Subsidiaries.

                  "Transaction Documents" has the meaning given that term in the introduction to Section 3 hereof.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the first paragraph hereof.

                                  COMPANY:

                                  TOWN SPORTS INTERNATIONAL, INC.


                                  By:        /s/ R.G. Pyle
                                     ------------------------------------------
                                  Title:     CFO
                                        ---------------------------------------


                                  PURCHASER:

                                  CAPITALSOURCE HOLDINGS LLC



                                  By:        Steven A Museles
                                     ------------------------------------------
                                  Title:     Senior V.P. and General Counsel
                                        ---------------------------------------